Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐ CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b) (2)
WELLS FARGO BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or	(I.R.S. Employer
organization if not a U.S. national	Identification No.)
bank)

101 North Phillips Avenue
Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)
Wells Fargo & Company
Law Department, Trust Section
MAC N9305-175
Sixth Street and Marquette Avenue, 17th Floor
Minneapolis, Minnesota 55479
(612) 667-4608
(Name, address and telephone number of agent for service)

NAVIOS MARITIME ACQUISITION CORPORATION
NAVIOS ACQUISITION FINANCE (US) INC.
(Exact name of registrant as specified in its charter)

Republic of Marshall Islands	6770	N/A
Delaware		98-0676318

(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification
incorporation or organization)	Classification Code Number)	Number)
SEE TABLE OF ADDITIONAL REGISTRANT GUARANTORS
Navios Maritime Acquisition Corporation
85 Akti Miaouli Street\Piraeus, Greece 185 38
(011) +30-210-4595000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

State or Other
Jurisdiction of
Exact Name of Registrant as	Incorporation or	I.R.S. Employer
Specified in its Charter(1)	Organization	Identification Number
Shinyo Dream Limited	Hong Kong	98-0672656
Shinyo Kannika Limited	Hong Kong	98-0672119
Shinyo Loyalty Limited	Hong Kong	98-0672116
Shinyo Navigator Limited	Hong Kong	98-0672118
Shinyo Ocean Limited	Hong Kong	33-1218882
Shinyo Saowalak Limited	British Virgin Islands	99-0360969
Thera Shipping Corporation	Marshall Islands	98-0660091
Tinos Shipping Corporation	Marshall Islands	98-0660090
Aegean Sea Maritime Holdings Inc.	Marshall Islands	42-1771242
Amorgos Shipping Corporation	Marshall Islands	98-0660064
Andros Shipping Corporation	Marshall Islands	98-0660061
Antiparos Shipping Corporation	Marshall Islands	98-0660065
Crete Shipping Corporation	Marshall Islands	98-0660093
Ikaria Shipping Corporation	Marshall Islands	98-0660066
Ios Shipping Corporation	Cayman Islands	98-0660055
Kos Shipping Corporation	Marshall Islands	98-0660073
Mytilene Shipping Corporation	Marshall Islands	98-0660072
Rhodes Shipping Corporation	Marshall Islands	42-1771249
Sifnos Shipping Corporation	Marshall Islands	98-0660070
Skiathos Shipping Corporation	Marshall Islands	98-0660082
Skopelos Shipping Corporation	Cayman Islands	98-0660054
Syros Shipping Corporation	Marshall Islands	98-0660087
Shinyo Kieran Limited	British Virgin Islands	39-2077317
Folegandros Shipping Corporation	Marshall Islands	42-1771250
Serifos Shipping Corporation	Marshall Islands	42-1771251
Amindra Navigation Co.	Marshall Islands	33-1221481
Kithira Shipping Corporation	Marshall Islands	39-2078384
Antikithira Shipping Corporation	Marshall Islands	66-0768510

(1)	The address for each of the additional registrant guarantors is 85 Akti Miaouli Street, Piraeus, Greece 185 38.

8 5/8% First Priority Ship Mortgage Notes due 2017
(Title of the indenture securities)

Item 1. General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency
Treasury Department
Washington, D.C.

Federal Deposit Insurance Corporation
Washington, D.C.

Federal Reserve Bank of San Francisco
San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.
Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.
     None with respect to the trustee.
No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.
Item 15. Foreign Trustee. Not applicable.
Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3.	See Exhibit 2

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of file number 333-130784-06.

**	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of file number 022-28721.

***	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of file number 333-125274.

SIGNATURE
Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 15th day of July, 2011.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Martin G. Reed Martin G. Reed
Vice President

EXHIBIT 6
July 15, 2011
Securities and Exchange Commission
Washington, D.C. 20549
Gentlemen:
In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Martin G. Reed Martin G. Reed Vice President

EXHIBIT 7
Consolidated Report of Condition of
Wells Fargo Bank National Association
of 101 North Phillips Avenue, Sioux Falls, SD 57104
And Foreign and Domestic Subsidiaries,
at the close of business March 31, 2011, filed in accordance with 12 U.S.C. §161 for National Banks.

Dollar Amounts
In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$17,369
Interest-bearing balances	74,672
Securities:
Held-to-maturity securities	0
Available-for-sale securities	145,551
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	6,481
Securities purchased under agreements to resell	10,955
Loans and lease financing receivables:
Loans and leases held for sale	19,408
Loans and leases, net of unearned income	686,307
LESS: Allowance for loan and lease losses	18,779
Loans and leases, net of unearned income and allowance	667,528
Trading Assets	34,595
Premises and fixed assets (including capitalized leases)	8,062
Other real estate owned	5,290
Investments in unconsolidated subsidiaries and associated companies	588
Direct and indirect investments in real estate ventures	108
Intangible assets
Goodwill	20,936
Other intangible assets	27,181
Other assets	54,306

Total assets	$1,093,030

LIABILITIES
Deposits:
In domestic offices	$749,729
Noninterest-bearing	171,738
Interest-bearing	577,991
In foreign offices, Edge and Agreement subsidiaries, and IBFs	93,508
Noninterest-bearing	1,895
Interest-bearing	91,613
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	1,809
Securities sold under agreements to repurchase	14,094

Dollar Amounts
In Millions
Trading liabilities	19,802
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	38,506
Subordinated notes and debentures	17,445
Other liabilities	32,953
Total liabilities	$967,846
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	98,980
Retained earnings	19,029
Accumulated other comprehensive income	5,381
Other equity capital components	0
Total bank equity capital	123,909
Noncontrolling (minority) interests in consolidated subsidiaries	1,275

Total equity capital	125,184
Total liabilities, and equity capital	$1,093,030

I, Timothy J. Sloan, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.
Timothy J. Sloan
EVP & CFO
We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.
John Stumpf            Directors
Dave Hoyt
Michael Loughlin